NFÜSZ, INC.

344 South Hauser Blvd., Suite 414

Los Angeles, California 90036

October 30, 2018

[Investor name and address]

Re: Lock-Up of Conversion Shares

Dear [investor name]:

In connection with the transaction memorialized by that certain Convertible Promissory Note, dated October 30, 2018 (the “Note”), you agreed not to offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Conversion Shares (as that term is defined in the Note) for a period of 90 days following their issuance (the “Lock-Up”). The Conversion Shares are to be issued to you pursuant to a Mandatory Conversion (as that term is defined in the Note). This letter formalizes our agreement for the Lock-Up.

You have been informed that A.G.P. / Alliance Global Partners (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with us (the “Company”), providing for the public offering (the “Public Offering”) of shares of our common stock, as preliminarily set forth in our Registration Statement on Form S-1, SEC File No. 333-226840, the initial filing of which having been made on August 14, 2018.

To induce the Representative to continue its efforts in connection with the Public Offering, you hereby agree that, without the prior written consent of the Representative, you will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Conversion Shares or any securities exchangeable for the Conversion Shares (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, you may transfer Lock-Up Securities without the prior written consent of the Representative in connection with (a) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this letter agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin) or (b) transfers of Lock-Up Securities to a charity or educational institution; provided that (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the us and to the Representative a letter agreement substantially in the form of this letter agreement, and (iii) no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made. You also agree and consent to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance herewith.

You agree that, prior to engaging in any transaction or taking any other action that is subject to the terms of this letter agreement during the period from the date hereof to and including the 30th day following the expiration of the Lock-Up Period, you will give notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

You understand that the Company and the Representative are relying upon this letter agreement in proceeding toward consummation of the Public Offering. You further understand that this letter agreement is irrevocable and shall be binding upon your heirs, legal representatives, successors, and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which remain subject to negotiation between the Company and the Representative.

Very truly yours,

NFÜSZ, INC.

By:
Rory Cutaia, Chief Executive Officer

acknowledged AND AGREED: